Exhibit 99.1

Cactus Announces Second Quarter 2021 Results and Quarterly Cash Dividend Increase

HOUSTON – July 28, 2021 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the second quarter of 2021 and an increase to its quarterly cash dividend.
Second Quarter Highlights
•Revenue of $108.9 million, up 29% sequentially;
•Income from operations of $17.3 million, up 49% sequentially;
•Net income of $14.8 million(1) and diluted earnings per Class A share of $0.18(1);
•Net income, as adjusted(2) of $12.3 million and diluted earnings per share, as adjusted(2) of $0.16;
•Adjusted EBITDA(3) and related margin(4) of $28.9 million and 26.5%, respectively;
•Cash flow from operations of $27.5 million;
•Cash balance of $309.1 million and no bank debt outstanding as of June 30, 2021; and
•The Board of Directors (“the Board”) approved an 11% increase in the quarterly cash dividend to $0.10 per share.
Financial Summary

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
	(in thousands)
Revenues	$108,893	$84,417	$66,548
Income from operations	$17,314	$11,635	$8,875
Operating income margin	15.9%	13.8%	13.3%
Net income(1)	$14,774	$15,136	$9,095
Net income, as adjusted(2)	$12,336	$8,612	$7,367
Adjusted EBITDA(3)	$28,908	$22,831	$22,483
Adjusted EBITDA margin(4)	26.5%	27.0%	33.8%

(1)Net income during the second quarter of 2021 is inclusive of a $3.0 million income tax benefit associated with a partial release of a valuation allowance in connection with the redemption of units in Cactus Wellhead, LLC (“Cactus LLC”) by Cadent and other members during the period, $0.6 million of income tax expense related to changes in our foreign tax credit position and $1.0 million in other expense related to the revaluation of the tax receivable agreement liability. Net income during the first quarter of 2021 is inclusive of a $5.1 million income tax benefit associated with a partial release of a valuation allowance and $0.4 million in non-routine fees and expenses recorded in connection with the offering of Class A common stock in March 2021 by certain selling stockholders. Net income during the second quarter of 2020 is inclusive of $0.9 million in non-routine charges related to severance and $1.3 million in additional income related to the revaluation of the tax receivable agreement liability.
(2)Net income, as adjusted and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period. Additional information regarding net income, as adjusted and diluted earnings per share, as adjusted and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(3)Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(4)The percentage of Adjusted EBITDA to Revenues.

Scott Bender, President and CEO of Cactus, commented, “We were pleased to achieve significant revenue growth during the quarter, meaningfully outpacing that of the U.S. rig count. In our Product business line, Cactus maintained market share(1) above 40% during the period despite continued disproportionate activity growth by private operators. Additionally, our Product revenues per rig followed was up approximately 20% on a sequential basis and we were able to improve Product margins despite inflationary cost pressures. In our Rental business line, we were pleased to see a significant increase in the uptake of our innovations, which drove above market growth in this revenue category. In addition, we delivered free cash flow well in excess of our dividend and related distributions.

“Looking ahead to the third quarter, we anticipate further gains in Product revenue and rigs followed. Additionally, we expect Rental revenues to outpace the change in U.S. completion activity for the period. Internationally, we anticipate generating our first revenue in the Middle East, where we now have Associates deployed.”

Mr. Bender concluded, “The last twelve months have showcased the Company’s ability to execute despite difficult market conditions and to generate significant free cash flow through the cycle. Based on this and our strong balance sheet, I am pleased to announce that our board has authorized an 11% increase to the regular quarterly cash dividend to $0.10 per share, highlighting our ability to increase capital returns to shareholders. We will continue to maintain our focus on generating attractive returns on capital employed.”

(1)Additional information regarding market share and rigs followed is located in the Supplemental Information tables.
Revenue Categories
Product

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
	(in thousands)
Product revenue	$70,345	$51,956	$40,893
Gross profit	$22,245	$15,435	$14,931
Gross margin	31.6%	29.7%	36.5%

Second quarter 2021 product revenue increased $18.4 million, or 35.4%, sequentially, as sales of wellhead and production related equipment increased primarily due to higher drilling activity in the U.S. and increased production tree sales. Gross profit increased $6.8 million, or 44.1%, sequentially, with margins increasing 190 basis points despite continued supply chain headwinds.

Rental

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
	(in thousands)
Rental revenue	$14,644	$12,489	$11,535
Gross profit	$241	$318	$860
Gross margin	1.6%	2.5%	7.5%

Second quarter 2021 rental revenue increased $2.2 million, or 17.3%, sequentially, due to a combination of higher customer completion activity and improved uptake in the use of our innovative technologies. Gross profit decreased $0.1 million sequentially and margins decreased 90 basis points due to increased equipment reactivation costs in relation to revenue.

Field Service and Other

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
	(in thousands)
Field service and other revenue	$23,904	$19,972	$14,120
Gross profit	$6,212	$5,509	$2,634
Gross margin	26.0%	27.6%	18.7%

Second quarter 2021 field service and other revenue increased $3.9 million, or 19.7%, sequentially, as higher customer activity drove an increase in associated billable hours and ancillary services. Gross profit increased $0.7 million, or 12.8%, sequentially, with margins decreasing by 160 basis points sequentially due to higher labor costs associated with wage reinstatements instituted during the quarter as well as labor inefficiencies associated with significant onboarding of new Associates during the period.
Selling, General and Administrative Expenses (“SG&A”)
SG&A expense for the second quarter of 2021 was $11.4 million (10.5% of revenues), compared to $9.6 million (11.4% of revenues) for the first quarter of 2021 and $8.7 million (13.1% of revenues) for the second quarter of 2020. The sequential increase was primarily due to higher payroll expenses, including an increase in non-cash performance-based stock compensation expense and a larger bonus accrual.
Liquidity, Capital Expenditures and Other
As of June 30, 2021, the Company had $309.1 million of cash and no bank debt outstanding. Operating cash flow was $27.5 million for the second quarter of 2021. During the second quarter, the Company made dividend payments and associated distributions of $6.8 million.
Net cash used in investing activities was $2.3 million during the second quarter of 2021, driven largely by additions to the Company’s fleet of rental equipment. For the full year 2021, the Company expects capital expenditures to be in the range of $10 to $15 million.
On June 17, 2021, Cadent Energy Partners II, L.P. (“Cadent”) transferred 0.9 million units representing limited liability company interests (“CW Units”) in Cactus Wellhead, LLC, together with the same number of shares of the Company’s Class B common stock, to various Cadent-affiliated entities. Following this, Cadent redeemed approximately 3.3 million CW Units for an equal number of shares of Class A common stock in the Company and distributed such shares to its limited partners. In connection with these events, 3.3 million CW Units and an equal number of shares of Class B common stock were cancelled. The Company received no proceeds from these events, and there was no change in the combined number of voting shares of Cactus, Inc. outstanding.

As of June 30, 2021, Cactus had 58,038,349 shares of Class A common stock outstanding (representing 76.7% of the total voting power) and 17,665,021 shares of Class B common stock outstanding (representing 23.3% of the total voting power).

Quarterly Dividend
The Board has approved an increase in the quarterly cash dividend to $0.10 per share of Class A common stock with payment to occur on September 16, 2021 to holders of record of Class A common stock at the close of business on August 30, 2021. A corresponding distribution of up to $0.10 per CW Unit has also been approved for holders of CW Units of Cactus Wellhead, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday, July 29, 2021 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).
The call will be webcast on Cactus’ website at www.CactusWHD.com. Institutional investors and analysts may participate by dialing (833) 665-0603. International parties may dial (929) 517-0394. The access code is 1488997. Please access the webcast or dial in for the call at least 10 minutes ahead of start time to ensure a proper connection.
An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells and rents a range of highly engineered wellhead and pressure control equipment. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for all its products and rental items to assist with the installation, maintenance and handling of the wellhead and pressure control equipment. Cactus operates service centers in the United States, which are strategically located in the key oil and gas producing regions, including the Permian, SCOOP/STACK, Marcellus, Utica, Haynesville, Eagle Ford and Bakken, among other areas, and in Eastern Australia.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement.

Cactus, Inc.
John Fitzgerald, 713-904-4655
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands, except per share data)
Revenues
Product revenue	$70,345	$40,893	$122,301	$127,924
Rental revenue	14,644	11,535	27,133	47,698
Field service and other revenue	23,904	14,120	43,876	45,065
Total revenues	108,893	66,548	193,310	220,687

Costs and expenses
Cost of product revenue	48,100	25,962	84,621	82,097
Cost of rental revenue	14,403	10,675	26,574	30,014
Cost of field service and other revenue	17,692	11,486	32,155	35,297
Selling, general and administrative expenses	11,384	8,693	21,011	22,355
Severance expenses	—	857	—	1,864
Total costs and expenses	91,579	57,673	164,361	171,627
Income from operations	17,314	8,875	28,949	49,060

Interest income (expense), net	(181)	223	(333)	633
Other income (expense), net	(1,004)	1,310	(1,410)	1,310
Income before income taxes	16,129	10,408	27,206	51,003
Income tax expense (benefit)	1,355	1,313	(2,704)	8,810
Net income	$14,774	$9,095	$29,910	$42,193
Less: net income attributable to non-controlling interest	4,381	3,067	7,958	17,182
Net income attributable to Cactus, Inc.	$10,393	$6,028	$21,952	$25,011

Earnings per Class A share - basic	$0.19	$0.13	$0.42	$0.53
Earnings per Class A share - diluted (a)	$0.18	$0.11	$0.37	$0.51

Weighted average shares outstanding - basic	55,048	47,436	52,124	47,353
Weighted average shares outstanding - diluted (a)	75,997	75,367	75,955	75,347

(a)Dilution for the three and six months ended June 30, 2021 includes $4.6 million and $8.5 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 28% and 20.7 and 23.5 million weighted average shares of Class B common stock outstanding, respectively, plus the effect of dilutive securities. Dilution for the three and six months ended June 30, 2020 includes $3.4 million and $18.5 million, respectively, of additional pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26%, and 27.9 million weighted average shares of Class B common stock outstanding plus the dilutive effect of restricted stock unit awards.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	June 30,	December 31,
	2021	2020
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$309,082	$288,659
Accounts receivable, net	71,825	44,068
Inventories	88,382	87,480
Prepaid expenses and other current assets	4,490	4,935
Total current assets	473,779	425,142

Property and equipment, net	136,183	142,825
Operating lease right-of-use assets, net	22,662	21,994
Goodwill	7,824	7,824
Deferred tax asset, net	303,187	216,603
Other noncurrent assets	1,115	1,206
Total assets	$944,750	$815,594

Liabilities and Equity
Current liabilities
Accounts payable	$33,505	$20,163
Accrued expenses and other current liabilities	21,379	11,392
Current portion of liability related to tax receivable agreement	9,290	9,290
Finance lease obligations, current portion	4,770	3,823
Operating lease liabilities, current portion	4,616	4,247
Total current liabilities	73,560	48,915

Deferred tax liability, net	587	786
Liability related to tax receivable agreement, net of current portion	275,883	195,061
Finance lease obligations, net of current portion	5,328	2,240
Operating lease liabilities, net of current portion	18,217	17,822
Total liabilities	373,575	264,824

Equity	571,175	550,770
Total liabilities and equity	$944,750	$815,594

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2021	2020
	(in thousands)
Cash flows from operating activities
Net income	$29,910	$42,193
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	18,352	21,500
Deferred financing cost amortization	84	84
Stock-based compensation	4,438	4,204
Provision for expected credit losses	149	574
Inventory obsolescence	1,566	2,322
Gain on disposal of assets	(613)	(438)
Deferred income taxes	(4,506)	5,565
(Gain) loss from revaluation of liability related to tax receivable agreement	1,004	(1,310)
Changes in operating assets and liabilities:
Accounts receivable	(27,858)	42,039
Inventories	(2,569)	17,076
Prepaid expenses and other assets	499	2,619
Accounts payable	12,774	(25,686)
Accrued expenses and other liabilities	9,999	(8,193)
Net cash provided by operating activities	43,229	102,549

Cash flows from investing activities
Capital expenditures and other	(5,461)	(18,902)
Proceeds from sale of assets	1,108	2,352
Net cash used in investing activities	(4,353)	(16,550)

Cash flows from financing activities
Payments on finance leases	(2,479)	(3,265)
Dividends paid to Class A common stock shareholders	(9,426)	(8,568)
Distributions to members	(3,560)	(4,712)
Repurchase of shares	(3,174)	(1,385)
Net cash used in financing activities	(18,639)	(17,930)

Effect of exchange rate changes on cash and cash equivalents	186	1

Net increase in cash and cash equivalents	20,423	68,070

Cash and cash equivalents
Beginning of period	288,659	202,603
End of period	$309,082	$270,673

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Net income, as adjusted and diluted earnings per share, as adjusted
(unaudited)

Net income, as adjusted and diluted earnings per share, as adjusted are not measures of net income as determined by GAAP. Net income, as adjusted and diluted earnings per share, as adjusted are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines net income, as adjusted as net income assuming Cactus, Inc. held all units in Cactus LLC, its operating subsidiary, at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Net income, as adjusted, also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as net income, as adjusted divided by weighted average shares outstanding, as adjusted. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
	(in thousands, except per share data)
Net income	$14,774	$15,136	$9,095
Adjustments:
Severance expenses, pre-tax(1)	—	—	857
Other non-operating (income) expense, pre-tax(2)	1,004	—	(1,310)
Secondary offering related expenses, pre-tax(3)	—	406	—
Income tax expense differential(4)	(3,442)	(6,930)	(1,275)
Net income, as adjusted	$12,336	$8,612	$7,367

Diluted earnings per share, as adjusted	$0.16	$0.11	$0.10

Weighted average shares outstanding, as adjusted(5)	75,997	75,774	75,367

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(3)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.
(4)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of Cactus LLC at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 28% on income before income taxes for the three months ended June 30, 2021, 25% for the three months ended March 31, 2021 and 26% for the three months ended June 30, 2020.
(5)Reflects 55.0, 49.2, and 47.4 million weighted average shares of basic Class A common stock outstanding and 20.7, 26.3 and 27.9 million of additional shares for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
(unaudited)

EBITDA and Adjusted EBITDA are not measures of net income as determined by GAAP. EBITDA and Adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.

Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
	(in thousands)			(in thousands)
Net income	$14,774	$15,136	$9,095	$29,910	$42,193
Interest expense (income), net	181	152	(223)	333	(633)
Income tax expense (benefit)	1,355	(4,059)	1,313	(2,704)	8,810
Depreciation and amortization	9,159	9,193	10,520	18,352	21,500
EBITDA	25,469	20,422	20,705	45,891	71,870
Severance expenses(1)	—	—	857	—	1,864
Other non-operating (income) expense(2)	1,004	—	(1,310)	1,004	(1,310)
Secondary offering related expenses(3)	—	406	—	406	—
Stock-based compensation	2,435	2,003	2,231	4,438	4,204
Adjusted EBITDA	$28,908	$22,831	$22,483	$51,739	$76,628

(1)Represents non-routine charges related to severance benefits.
(2)Represents non-cash adjustments for the revaluation of the liability related to the tax receivable agreement.
(3)Reflects fees and expenses recorded in the first quarter of 2021 in connection with the offering of Class A common stock by certain selling stockholders, excluding underwriting discounts and selling commissions incurred by the selling stockholders.

Cactus, Inc. – Supplemental Information
Depreciation and Amortization by Category
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2021	2021	2020	2021	2020
	(in thousands)			(in thousands)
Cost of product revenue	$814	$806	$863	$1,620	$1,891
Cost of rental revenue	6,491	6,625	7,121	13,116	14,463
Cost of field service and other revenue	1,753	1,655	2,286	3,408	4,671
Selling, general and administrative expenses	101	107	250	208	475
Total depreciation and amortization	$9,159	$9,193	$10,520	$18,352	$21,500

Cactus, Inc. – Supplemental Information
Estimated Market Share
(unaudited)

Market share represents the average number of active U.S. onshore rigs Cactus followed (which Cactus defines as the number of active U.S. onshore drilling rigs to which it was the primary provider of wellhead products and corresponding services during drilling) as of mid-month for each of the three months in the applicable quarter divided by the Baker Hughes U.S. onshore rig count quarterly average. Cactus believes that comparing the total number of active U.S. onshore rigs to which it was providing its products and services at a given time to the number of active U.S. onshore rigs during the same period provides Cactus with a reasonable approximation of its market share with respect to wellhead products sold and the corresponding services it provides.

	Three Months Ended
	June 30,	March 31,	June 30,
	2021	2021	2020
Cactus U.S. onshore rigs followed	182	161	112
Baker Hughes U.S. onshore rig count quarterly average	436	377	378
Market share	41.7%	42.7%	29.6%